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                                                                   EXHIBIT 22





                              LIST OF SUBSIDIARIES



      1.       Vans Footwear International, Inc., a California corporation

      2.       Vans International, Inc., a Virgin Islands corporation.

      3.       Vans Far East Limited, a Hong Kong company